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                                                                    EXHIBIT 23.5


                    CONSENT OF MCALLEN CAPITAL PARTNERS, INC.

Board of Directors
Lochaven Federal Savings
  and Loan Association
2410 North Orange Blossom Trail
Orlando, Florida 32804

Ladies and Gentlemen:

     We hereby consent to the use of our firm's name in the Registration Statement No. 333-63803 on Form S-4 of Republic Bancshares, Inc. and any amendments thereto, and the inclusion of, summary and references to our fairness opinion in such filings including the Prospectus of Republic Bancshares, Inc. and the Proxy Statement for Lochaven Federal Savings and Loan Association.



                                     MCALLEN CAPITAL PARTNERS, INC.


September 30, 1998